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                                                                  EXHIBIT 23(b)

INDEPENDENT AUDITORS'CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 1 Registration Statement No. 333-16583 of The Reynolds and Reynolds Company on Form S-3 of our report dated November 11, 1996 (November 19, 1996 as to Note
13) appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP


Dayton, Ohio
December 4, 1996